5

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  July 31, 2003
                                                                  -------------



                                  INERGY, L.P.
                                  ------------
            (Exact name of registrant as specified in its charter)

      Delaware              0-32453            43-1918951
      --------              --------           ----------
   (State or other      (Commission File    (I.R.S. Employer
   jurisdiction of          Number)          Identification
   incorporation)                                Number)

          Two Brush Creek Boulevard, Suite 200, Kansas City, MO 64112
          -----------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                (816) 842-8181
                                --------------
              Registrant's telephone number, including area code



        (Former name or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Assets
---------------------

      On July 31, 2003, Inergy Propane, LLC, a limited liability company that is wholly owned by Inergy, L.P., acquired substantially all of the propane assets of United Propane, Inc. ("United Propane"). In exchange for these assets:

          (a) Inergy, L.P. issued 889,906 common units and 254,259 senior subordinated units to United Propane;

          (b) Inergy Propane, LLC paid approximately $2.4 million in cash to United Propane for inventory, accounts receivable and other current assets; and

          (c) Inergy Propane, LLC assumed approximately $5 million of United Propane's liabilities.

     Inergy Propane, LLC obtained the cash portion of the purchase price by drawing on its existing credit facility with Wachovia Bank, National Association and certain other lenders. Inergy Propane, LLC intends to utilize the acquired United Propane assets in its existing retail propane business.

United Propane
--------------

     United Propane was founded in 1943 and was the 24th largest retailer and distributor of propane in the United States. During the twelve months ended June 30, 2003, United Propane delivered approximately 23 million gallons of propane and served nearly 30,000 customers from twelve customer service centers in Maryland, Delaware and West Virginia. United Propane had approximately 135 employees who are now employees of Inergy Propane, LLC.

Transactions Related to the United Propane Acquisition
------------------------------------------------------

     Inergy, L.P. agreed that on or before August 30, 2003, it would use its best efforts to file a shelf registration statement under the federal securities laws to register the 889,906 common units issued to United Propane, plus 254,259 common units that may be issued as a result of the conversion of the senior subordinated units issued to United Propane. Inergy, L.P. agreed to use its best efforts to cause that registration statement to be declared effective by the SEC within 90 days after filing and thereafter to keep it in effect until the earlier of (i) the date on which all of the registered common units have been sold, and (ii) the date on which all of the registered common units may be sold without registration or restriction. On August 29, 2003, Inergy, L.P. filed a registration statement on Form S-3 with the SEC to register the common units referred to above. This registration statement was declared effective by the SEC on September 12, 2003.

(a) Pursuant to a Unitholder Agreement entered into by Inergy, L.P. and United Propane, United Propane agreed that for a period of three years it would vote 508,518 of its common units issued in this acquisition in favor of and in accordance with any recommendation of the majority of the Board of Directors of our managing general partner. United Propane further agreed during this three year period to give Inergy, L.P. a right of first refusal with respect to 508,518 of its common units.

     Robert Pascal, the sole shareholder and chief executive officer of United Propane, was appointed to the Board of Directors of our managing general partner in July 2003.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Businesses Acquired.

      (i)   Report of Independent Auditors.

      (ii)  Consolidated Balance Sheet as of June 30, 2003.

      (iii) Consolidated Statement of Income for the year ended June 30, 2003.

      (iv) Consolidated Statement of Stockholder's Equity for the year ended June 30, 2003.

      (v)   Consolidated Statement of Cash Flows for the year ended June 30,
            2003.

      (vi)  Notes to Consolidated Financial Statements.

(b)   Pro Forma Financial Information.

      (i)   Introduction to Unaudited Pro Forma Consolidated Financial
            Statements.

      (ii)  Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003.

      (iii) Unaudited Pro Forma Consolidated Statement of Income for the year ended September 30, 2002.

      (iv) Unaudited Pro Forma Consolidated Statement of Income for the nine months ended June 30, 2003.

      (v)   Notes to Unaudited Pro Forma Consolidated Financial Statements.

(c)   Exhibits.

      2.1. Asset Purchase Agreement, dated June 30, 2003, by and among Inergy, L.P., Inergy Propane, LLC, United Propane, Inc. and Robert Pascal (filed as Exhibit 2.1 to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

      2.2. Registration Rights Agreement, dated July 31, 2003, by and among Inergy, L.P., United Propane, Inc. and Robert Pascal (filed as
           Exhibit 2.2
             to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

      2.3. Unitholder Agreement, dated July 31, 2003, by and between Inergy, L.P. and United Propane, Inc. (filed as Exhibit 2.3 to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

      23.1.  Consent of Independent Auditors.

REPORT OF INDEPENDENT AUDITORS


The Board of Directors
United Propane, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of United Propane, Inc. and Subsidiary (the Company) as of June 30, 2003, and the related consolidated statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Propane, Inc. and Subsidiary at June 30, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.




                                                     /s/ Ernst & Young LLP

September 5, 2003

                       United Propane, Inc. and Subsidiary

                           Consolidated Balance Sheet

                                  June 30, 2003


Assets
Current assets:
Cash and cash equivalents                          $    12,300
Marketable securities (Note 2)                       1,356,252
Accounts receivable, less allowance for
doubtful accounts of $92,083                         1,139,702
Loans receivable from stockholder (Note 7)             653,160
Current portion of notes receivable from related
parties (Note 7)                                       187,984
Inventories (Notes 3 and 4)                          1,091,200
Prepaid expenses and other current assets               86,364
                                                   ------------
Total current assets                                 4,526,962

Property, plant, and equipment (Note 4):
Land                                                   897,061
Buildings and improvements                           1,920,086
Plant and equipment                                 15,149,562
Vehicles                                             4,849,323
Office furniture and equipment                       1,146,398
                                                   ------------
                                                    23,962,430
Less accumulated depreciation                       13,122,705
                                                   ------------
Property, plant, and equipment, net                 10,839,725

Goodwill                                               400,619
Notes receivable from related parties, less current
portion (Note 7)                                       210,417
Other                                                  494,076
                                                   ------------
Total assets                                       $16,471,799
                                                   ============

Liabilities and stockholder's equity
Current liabilities:
Accounts payable                                   $ 1,499,845
Accrued expenses                                     2,196,277
Customer security deposits                             129,080
Other current liabilities                               58,355
Current portion of long-term debt (Note 4)             902,003
                                                   ------------
Total current liabilities                            4,785,560

Long-term debt, less current portion (Note 4)        1,380,844

Other long-term liabilities (Note 4)                   120,020

Stockholder's equity:
Common stock, $1 par value:
Authorized shares - 100,000
Issued and outstanding shares - 1,000                    1,000
Additional paid-in capital                             107,220
Retained earnings                                   10,208,580
Accumulated other comprehensive loss (Note 2)         (131,425)
                                                   ------------
Total stockholder's equity                          10,185,375


                                                   ------------
Total liabilities and stockholder's equity         $16,471,799
                                                   ============

See accompanying notes

                       United Propane, Inc. and Subsidiary

                        Consolidated Statement of Income

                            Year Ended June 30, 2003



Revenue:
Propane (Note 1)                                    $29,412,020
Other                                                 3,479,868
                                                    ------------
Total                                                32,891,888

Cost of product sold                                 17,339,048
                                                    ------------
Gross profit                                         15,552,840


Expenses:
Operating and administrative                         11,259,644
Depreciation                                          1,764,833
                                                    ------------
Operating income                                      2,528,363

Other income (expense):
Interest expense                                       (178,424)
Finance charge income                                    63,107
Loss on sale of marketable securities (Note 2)         (121,003)
Other                                                    81,052
                                                    ------------
Net income                                          $ 2,373,095
                                                    ============

See accompanying notes.


                       United Propane, Inc. and Subsidiary

                 Consolidated Statement of Stockholder's Equity

                            Year Ended June 30, 2003

                                                     Common Stock    Additional     Retained       Accumulated         Total
                                                                                                      Other
                                                                      Paid-In                     Comprehensive    Stockholders'
                                                                      Capital       Earnings          Loss            Equity
                                                    -------------------------------------------------------------------------------
Balances at June 30, 2002                                $1,000        $107,220    $ 9,562,150      $(130,815)      $  9,539,555
Net income                                                    -               -      2,373,095              -          2,373,095
Other comprehensive income:
Unrealized losses on marketable securities,
net of reclassification adjustment for losses
included in net income                                        -               -              -           (610)              (610)
                                                                                                                    ---------------
Comprehensive income                                                                                                   2,372,485
Dividends paid                                                -               -     (1,726,665)             -         (1,726,665)
                                                    -------------------------------------------------------------------------------
Balances at June 30, 2003                                $1,000        $107,220    $10,208,580      $(131,425)       $10,185,375
                                                    ===============================================================================

See accompanying notes.

                       United Propane, Inc. and Subsidiary

                      Consolidated Statement of Cash Flows

                            Year Ended June 30, 2003


Operating activities
Net income                                        $ 2,373,095
Adjustments to reconcile net
income to net cash provided
by operating activities:
Depreciation                                        1,764,833
Loss on sale of marketable securities                 121,003
Provision for doubtful accounts                       133,357
Unrealized loss on derivative instrument              (23,180)
Increase in cash value of life insurance              (29,780)
Changes in operating assets and liabilities:
Accounts receivable                                  (376,713)
Inventories                                           (42,956)
Prepaid expenses and other current assets             138,563
Accounts payable                                     (939,571)
Accrued expenses                                    1,904,974
Other current liabilities                              61,290
                                                  ------------
Net cash provided by operating activities           5,084,915

Investing activities
Purchase of marketable securities                  (1,404,216)
Proceeds from sale of marketable securities         1,211,621
Purchases of property, plant, and equipment        (2,112,970)
Purchases of other noncurrent assets                 (235,340)
Collection of notes receivable                          9,704
Loans receivable from stockholder                  (1,513,493)
Collection of loans receivable from stockholder       982,333
                                                  ------------
Net cash used in investing activities              (3,062,361)

Financing activities
Principal payments on long-term debt                 (774,594)
Dividends paid                                     (1,726,665)
                                                  ------------
Net cash used in financing activities              (2,501,259)
                                                  ------------

Net decrease in cash and cash equivalents            (478,705)
Cash and cash equivalents at beginning of year        491,005
                                                  ------------
Cash and cash equivalents at end of year          $    12,300
                                                  ============


Supplemental disclosure of cash flow information
Interest paid                                     $   155,560
                                                  ============

Supplemental disclosure of noncash investing
activities
Unrealized loss on marketable securities          $       610
                                                  ============

See accompanying notes
..

                       United Propane, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements

                                  June 30, 2003


1.    Summary of Significant Accounting Policies

United Propane, Inc. (the Company) is incorporated in the state of Maryland and is engaged in the sale of propane, appliances, and fittings to residential, commercial, and industrial customers. The Company extends credit to its customers, who are primarily located in Maryland.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of United Propane, Inc. and its wholly owned subsidiary, United Leasing, Inc. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company generally records revenue from sales at the time of delivery. In some instances, customers are billed based upon usage.

CASH AND CASH EQUIVALENTS

The Company classifies all investments which are readily convertible to cash and which have a maturity of three months or less when purchased as cash equivalents.

MARKETABLE SECURITIES

Marketable securities, which consist of debt and equity securities, are accounted for at fair value under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115. See Note 2.

ACCOUNTS RECEIVABLE

Provision is made for doubtful accounts based on anticipated losses, determined from historical collection experience and a review of outstanding accounts receivable.

                       United Propane, Inc. and Subsidiary

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories  are  valued at the lower of cost,  using  the  first-in,  first-out
(FIFO) method, or market.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. Depreciation is computed under the straight-line method over the estimated useful lives of the assets, as follows:

Buildings and improvement                            15-40 years
Plant and equipment                                  7-15 years
Vehicles                                                5 years
Office furniture and equipment                       5-10 years

Expenditures for maintenance and routine repairs are charged to expense as incurred.

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30,
Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions. This statement retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 on July 1, 2002.

The Company reviews its long-lived assets in accordance with SFAS No. 144 for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such events or changes in circumstances are present, a loss is recognized if the carrying value of the asset is in excess of the sum of the undiscounted cash flows expected to result from the use of the asset and its eventual disposition. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company has determined that no impairment exists as of June 30, 2003.

                       United Propane, Inc. and Subsidiary

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill represents the unamortized excess of cost over the fair value of net assets acquired. Prior to the Company's adoption of SFAS No. 142, Goodwill and Other Intangibles, on July 1, 2002, as discussed below, goodwill was amortized using the straight-line method principally over 15 years.

Under SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life. However, goodwill is subject to at least an annual assessment for impairment by applying a fair-value-based test.

In accordance with the provisions of SFAS No. 142, the Company completed an impairment analysis and determined no impairment existed as of the date of adoption or June 30, 2003. The discontinuance of the amortization of goodwill is not significant to the Company's results of operations.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses interest rate swap agreements to modify certain of its variable rate obligations to fixed rate obligations, thereby reducing the exposure to market rate fluctuations. The agreement involves the exchange of amounts based on fixed interest rates for amounts based on variable interest rates over the life of the agreement without an exchange of the notional amount upon which payments are based. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The differential paid or received as interest rates change is recognized currently as an adjustment to interest expense. The Company's derivative instrument has not been designated as a hedge and, therefore, is not subject to special hedge accounting under SFAS No. 133. See Notes 4 and 8.

ADVERTISING

Costs associated with advertising are expensed as incurred. For the year ended June 30, 2003, advertising expenses totaling $253,294 are included in operating and administrative expenses in the accompanying consolidated statement of income.

SHIPPING AND HANDLING COSTS

Amounts charged to customers and costs incurred by the Company related to shipping and handling are included in revenues and costs of product sold, respectively.

                       United Propane, Inc. and Subsidiary

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company has elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code and, consequently, is not subject to federal income tax. The Company's shareholder includes the Company's income in his income tax returns. The Company intends to pay distributions in amounts necessary to allow the shareholder to pay the income taxes as they become payable.

COMPREHENSIVE INCOME

Accumulated other comprehensive loss, as defined in SFAS No. 130, consists solely of the Company's net unrealized loss on marketable securities, as reflected in the stockholder's equity section of the accompanying consolidated balance sheet.

FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, including cash, marketable securities, accounts receivable, notes receivable, accounts payable, and long-term debt, approximates fair value.

                       United Propane, Inc. and Subsidiary

2.    MARKETABLE SECURITIES

Marketable securities, which consists of debt and equity securities, are classified as available-for-sale under the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. Marketable securities classified as available-for-sale are required to be carried at fair value, and the net unrealized gain or loss on those securities is required to be reported as a separate component of stockholder's equity. The following table presents information pertaining to marketable securities as of June 30, 2003:

                                        Estimated Fair                    Gross            Gross           Net
                                       Value (Carrying                  Unrealized       Unrealized    Unrealized
                                            Value)           Cost         Gains            Losses         Loss
                                       ---------------------------------------------------------------------------
Municipal bonds (maturing at            $1,300,000     $1,300,021         $  -           $     (21)    $     (21)
   various dates from 2003 through
   2029)
Equity securities (consisting of a
publicly-traded partnership)                56,252        187,656            -            (131,404)     (131,404)
                                       ---------------------------------------------------------------------------
                                        $1,356,252     $1,487,677         $  -           $(131,425)    $(131,425)
                                       ===========================================================================

Realized gains and losses, which are included in the determination of net income based on the specific identification method, were as follows:

  Gross realized gains                              $  35,774
                                                     (156,777)
                                                    ----------
  Net realized loss                                 $(121,003)
                                                    ==========

Reclassification of net losses out of accumulated other comprehensive income into net income for the year ended June 30, 2003:


  Unrealized holding losses during period           $(121,613)
  Less: reclassification adjustment
   for losses included in net income                  121,003
                                                    ----------
  Net unrealized losses on marketable securities    $    (610)
                                                    ==========

3.    INVENTORIES

Inventories as of June 30, 2003 consist of the following:

  Propane                                           $ 392,066
  Merchandise and parts                               699,134
                                                    ----------
                                                    $1,091,200
                                                    ===========

                       United Propane, Inc. and Subsidiary

4.    LONG-TERM DEBT

Long-term debt as of June 30, 2003 consists of the following:

  Notes payable to bank                             $1,611,745
  Subordinated note payable to seller                  618,857
  Loan payable to stockholder, interest at 10.6%,
   payable in monthly installments through June
   2004 (Note 7)                                        39,854
  Other                                                 12,391
                                                    ----------
                                                     2,282,847
  Less current portion                                 902,003
                                                    ----------
                                                    $1,380,844
                                                    ==========

On May 1, 2000, the Company entered into a term loan agreement with Wachovia Bank, N.A. in the amount of $1,500,000, the proceeds of which were used by the Company to finance the acquisition of the assets of William T. Bowen Co., Inc. (Bowen). This note payable bears interest at the lower of the one-month LIBOR rate plus 1.3% or the bank's prime rate (2.36% at June 30, 2003) and is payable in equal monthly principal installments of $17,857 plus interest through May 2007. The Company has granted the bank a security interest in its accounts receivable, inventories, and equipment. In addition, the note is secured by a purchase money deed of trust on real property owned by the Company located in Maryland. The loan agreement imposes certain restrictions on the Company, among which are the maintenance of certain specified financial ratios. The outstanding balance under this note payable at June 30, 2003 was $821,429.

The Company also entered into an agreement with Wachovia Bank, N.A. on January 31, 1999 in connection with obtaining three different loan facilities. Borrowings under the $5,000,000 equipment loan facility bear interest at the one-month LIBOR rate plus 1.3% (2.48% at June 30, 2003), are payable in monthly installments, and are due February 15, 2005. The outstanding borrowings under this equipment loan facility as of June 30, 2003 were $708,939.

The line of credit facility, which was renewed in December 2002, provides for total borrowings of $3,000,000. This line of credit facility bears interest at the lower of LIBOR Market Index Rate plus 1.15% or the bank's prime rate and is payable in monthly payments of accrued interest with all outstanding principal and accrued interest due on December 31, 2003. As of June 30, 2003, there were no borrowings outstanding on the line of credit facility. There is also a standby term loan facility under which the bank will make advances to the Company in the maximum aggregate principal amount of $700,000, which bears interest at 7.4% per annum and is payable in monthly installments of principal and interest. As of June 30, 2003, there were no amounts due under this standby term loan facility.

                       United Propane, Inc. and Subsidiary

4.    LONG-TERM DEBT (CONTINUED)

In connection with these three loan facilities, the Company has granted the bank a security interest in its accounts receivable, inventories, and equipment. The loan agreement imposes certain restrictions on the Company, among which are the maintenance of certain specified financial ratios. The Company was in compliance with all applicable covenants as of June 30, 2003.

In March 2000, the Company entered into a promissory note payable with Wachovia Bank, secured by certain personal property of the Company as described in the related security agreement. The note bears interest at the lower of the bank's prime rate or LIBOR plus 1.35% (2.53% at June 30, 2003) and is payable in monthly installments of principal of $6,673 plus interest through March 2005. This note is unconditionally guaranteed by an affiliated entity owned by the Company's shareholder and an officer of the Company, to which the proceeds of the borrowing were advanced. As such, the Company has a note receivable agreement with the affiliated entity in the same amount and with the same repayment terms. The outstanding balance of this note payable at June 30, 2003 was $81,377. See Note 7.

On May 1, 2000, the Company executed a note payable to Bowen in the amount of $1,000,000 in connection with the purchase of its assets. The note payable bears interest at the rate of 7% per annum and is payable in equal monthly payments through May 2007. The note payable is secured by a second mortgage deed of trust on real property owned by the Company located in Calvert County, Maryland. Under the terms of a subordination agreement between Bowen and Wachovia Bank, N.A., Bowen has agreed to subordinate its security interest in the second mortgage in favor of the bank. The outstanding balance under this note payable at June 30, 2003 was $618,857.

INTEREST RATE SWAP AGREEMENTS

The Company currently has two interest rate swap agreements with Wachovia Bank, N.A., in which the Company is converting its variable rate debt to fixed rate debt in an attempt to manage cash flow. Under the first swap agreement related to the equipment loan facility maturing in February 2005, with a notional amount of $744,856, the interest payable to Wachovia on the related debt is effectively adjusted from a variable rate equal to the one-month LIBOR rate plus 1.3% to a fixed rate of 7.81%. Under the second swap agreement related to $821,429 of the term debt maturing in May 2007, of which $803,571 of the total debt is hedged by the swap, the interest payable to Wachovia is effectively adjusted from a variable rate on the one-month LIBOR rate plus 1.3% to a fixed ratio of 8.49%. The swap agreements are stated at their fair values in the accompanying consolidated balance sheet as other long-term liabilities at June 30, 2003. The fair value is an estimate of the amount the Company would be required to pay on June 30, 2003, if the Company terminated the swap agreements. Changes in the fair value

                       United Propane, Inc. and Subsidiary

4.    LONG-TERM DEBT (CONTINUED)

of the swap agreements are reflected in interest expense on the accompanying consolidated statement of income as required under SFAS No. 133.

In August 2003, in connection with the Company being acquired, all of the Company's debt outstanding as of June 30, 2003 was repaid and the related interest rate swap agreements were terminated. See Note 8.

5.    PROFIT-SHARING PLAN

The Company has a noncontributory profit-sharing plan covering substantially all full-time employees. Company contributions are discretionary and determined annually based upon the profits of the Company, not to exceed the maximum allowable deduction under applicable provisions of the Internal Revenue Code. No contributions were made to the plan during 2003.

6.    COMMITMENTS

The Company occupies various facilities under noncancelable operating leases, several of which are with related parties (see Note 7). Total rent expense for the year ended June 30, 2003 was $563,928. Future minimum rental payments under noncancelable leases having a remaining term in excess of one year as of June 30, 2003, for each of the next five fiscal years and in the aggregate, are as follows:

  Year ending June 30:
2004                                                 $141,986
2005                                                   86,432
2006                                                   67,599
2007                                                   22,344
2008                                                    9,310
                                                    -----------
Total                                                $327,671
                                                    ===========

7.    RELATED-PARTY TRANSACTIONS

LOANS RECEIVABLE FROM STOCKHOLDER

The Company has advanced funds to its sole stockholder. The loans, which are unsecured and due on demand, accrue interest at approximately 8% per annum. The outstanding indebtedness as of June 30, 2003 was $653,160, including accrued interest of $26,235.

                       United Propane, Inc. and Subsidiary

7.    RELATED-PARTY TRANSACTIONS (CONTINUED)

NOTE RECEIVABLE

The Company holds three unsecured notes receivable from a corporation which is wholly owned by the Company's sole stockholder. The first note ($149,379 at June 30, 2003) bears interest at 6.02% and is payable in monthly installments of principal and interest totaling $5,165 through January 2006. The second note ($93,329 at June 30, 2003) bears interest at 8% and is payable in monthly installments of principal and interest totaling $2,855 through June 2006. The third note ($74,316 at June 30, 2003) bears interest at 8% and is payable in monthly installments of principal and interest totaling $2,548 through January 2006.

The Company also holds a note receivable from the affiliated entity referred to in Note 4, which accrues interest at a variable rate consistent with the Company's promissory note payable with Wachovia Bank and has an outstanding balance of $81,377 at June 30, 2003. The note receivable is due in equal monthly installments of $6,673 of principal plus interest and matures in March 2005.

The above related-party notes receivable mature in the following fiscal years ending June 30:

  2004                                               $187,984
  2005                                                121,442
  2006                                                 88,975
                                                    -----------
                                                     $398,401
                                                    ===========

Interest income on the above related-party notes receivable during the year ended June 30, 2003 was $24,255.

LOAN PAYABLE TO STOCKHOLDER

As of June 30, 2003, there was a loan payable to the sole stockholder of the Company in the amount of $39,854. See Note 4.

LEASES

The Company has various leases with related parties wholly or partially owned by its stockholder. For the year ended June 30, 2003, lease payments to the related parties totaled approximately $501,000.

                       United Propane, Inc. and Subsidiary

7.    Related-party Transactions (Continued)

Propane Purchases

The Company purchases a majority of its propane from a corporation wholly owned by the Company's sole stockholder. Purchases from this corporation totaled $12,003,787 for the year ended June 30, 2003.

8.    Subsequent Event

On July 31, 2003, Inergy Propane, LLC, a limited liability company that is wholly owned by Inergy, L.P., acquired substantially all of the retail assets of United Propane, Inc. in exchange for these assets: (a) Inergy, L.P. issued 889,906 common units and 254,259 senior subordinated units to United Propane, Inc.'s shareholder; (b) Inergy Propane, LLC paid approximately $2.4 million in cash to the Company for inventory, accounts receivable, and other current assets; and (c) Inergy Propane, LLC assumed approximately $5 million of the Company's liabilities, including its long-term debt.

     Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following Unaudited Pro Forma Consolidated Financial Statements of Inergy, L.P. ("Inergy") give effect to the July 31, 2003 acquisition of certain assets and assumption of certain liabilities of United Propane, Inc. ("United") under the purchase method of accounting. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The final purchase price allocation and valuation has not been completed, thus the pro forma adjustments are preliminary and have been made solely for purposes of developing such pro forma combined financial statements. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the financial position or results of operations of Inergy would have been if the purchase transaction had occurred on the dates indicated below, nor do they purport to project the results of operations of Inergy for any future period.

The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003 was prepared by combining the unaudited consolidated balance sheet of Inergy as of June 30, 2003 and the audited consolidated balance sheet of United as of June 30, 2003 included in this Current Report. The Unaudited Pro Forma Consolidated Statements of Income for the periods presented were prepared by combining Inergy's consolidated statement of income for fiscal year ended September 30, 2002, with United's unaudited consolidated statement of income for the fiscal year ended June 30, 2002, and Inergy's consolidated statement of income for the nine months ended June 30, 2003, with United's consolidated statement of income for the nine months ended June 30, 2003, to give effect to the acquisition for a twelve-month and nine-month periods, respectively. The Unaudited Pro Forma Consolidated Statements of Income do not give effect to any savings or other operating efficiencies that are expected to result from the integration of the operations of United with Inergy other than the elimination of salary and benefits of the former owner of United whose employment ceased following the acquisition.

The historical consolidated statement of income of Inergy for the fiscal year ended September 30, 2002, is derived from audited consolidated financial statements included in the Form 10-K filed by Inergy on December 26, 2002, with the SEC. The historical consolidated statement of income of Inergy for the nine months ended June 30, 2003, is derived from the unaudited consolidated financial statements included in the Form 10-Q filed by Inergy on August 13, 2003, with the SEC. The historical consolidated statements of income of United for the fiscal year ended June 30, 2002 and the nine months ended June 30, 2003 are derived from United's accounting records.

You should read the Unaudited Pro Forma Consolidated Statements of Income along with Inergy's consolidated financial statements and accompanying notes included in its prior Securities and Exchange Commission filings and with United's consolidated financial statements for the year ended June 30, 2003 and accompanying notes included in this Current Report.

In preparing the Unaudited Pro Forma Consolidated Financial Statements of Inergy, L.P., we have made adjustments to the historical financial statements related to the acquisition in the purchase business combination of certain assets of United Propane, Inc. in July 2003, including the financing in connection with this acquisition. The pre-acquisition historical results of operations for United are presented separately from acquisition adjustments. The consideration paid and preliminary purchase price allocation of the acquisition are as follows:

                                                    -----------

(in millions)


Cash............................................................... $ 2.5
Assumed liabilities................................................   5.0
Common and senior subordinated units...............................  45.0
                                                                    -----
                                                                    $52.5
                                                                    =====
Property, plant and equipment...................................... $19.1
Intangible assets (including customer accounts and
goodwill).........................................................   31.1
Net current ssets.................................................    2.3
                                                                    -----
                                                                    $52.5
                                                                    =====

                           Inergy, L.P. and Subsidiary
                 Unaudited Pro Forma Consolidated Balance Sheet
                                  June 30, 2003
                             (Dollars in thousands)


                                                     Inergy,     United     Pro Forma        Pro Forma
                                                      L.P.    Propane Inc. Adjustments

                                                   -------------------------------------    ------------
Assets
Current assets:
    Cash                                              $ 2,066       $  12        $ (12)  (a)   $ 2,066
    Marketable securities                                           1,356       (1,356)  (b)         -
    Accounts receivable                                20,179       1,232                       21,411
      Less allowance for doubtful accounts             (1,222)        (92)                      (1,314)
                                                   -------------------------------------    ------------
    Net accounts receivable                                                           -
                                                       18,957       1,140                       20,097
    Notes and loans receivable                                        841         (841)  (c)         -
    Inventories                                        19,096       1,091                       20,187
    Prepaid expenses and other current assets           2,308          86                        2,394
    Assets from price risk management activities        6,265                                    6,265
                                                   -------------------------------------    ------------
Total current assets                                                            (2,209)
                                                       48,692       4,526                       51,009

Property, plant and equipment, at cost                155,407      23,963       (4,796)  (d)   174,574

    Less accumulated depreciation                     (20,027)    (13,123)      13,123   (e)   (20,027)
                                                   -------------------------------------    ------------
                                                                                            ------------
Property, plant and equipment, net                                               8,327
                                                      135,380      10,840                      154,547

Intangible assets                                     109,221         401       30,710   (f)   140,332
    Less accumulated amortization                     (12,967)          -                      (12,967)
                                                   -------------------------------------    ------------
                                                                                            ------------
Intangible assets, net                                 96,254         401       30,710         127,365
Notes receivable from related parties, less
current portion                                                       210         (210)  (c)         -
Other                                                   2,393         494         (494)  (g)     2,393
                                                   -------------------------------------    ------------

Total assets                                         $282,719     $16,471      $36,124        $335,314
                                                   =====================================    ============

Liabilities and partners' capital/ shareholder's equity Current liabilities:
    Accounts payable                                 $ 12,144      $1,500 $                    $13,644
    Accrued expenses                                    7,941       2,196       (1,248)  (h)     8,889
    Customer deposits                                   3,386         129                        3,515
    Liabilities from price risk management
    activities                                          6,442           -                        6,442
    Current portion of long-term debt                   3,637         902                        4,539
    Other current liabilities                                          58                           58
                                                   -------------------------------------    ------------
Total current liabilities                              33,550       4,785       (1,248)         37,087
Long-term debt, less current portion                  103,081       1,381         2,557  (a)   107,019
Other long-term liabilities                                           120                          120
Partners' capital and shareholder's equity:
Shareholder's equity                                               10,185      (10,185)  (i)         -
Partners' capital:
    Common unitholders (4,632,505 units issued and
    outstanding, actual, and 5,522,411 units, pro
    forma)                                            100,935           -        35,000  (j)   135,935
    Senior subordinated unitholders (3,313,367
    units issued and outstanding, actual, and
    3,567,626 units, pro forma)                        41,860           -        10,000  (j)    51,860
    Junior subordinated unitholders (572,542 units
    issued and outstanding, actual and pro forma)         705           -             -            705
    Non-managing general partner (2% interest with
    dilutive effect equivalent to 173,845 units
    issued and outstanding)                             2,588           -             -          2,588
                                                   -------------------------------------    ------------
Total partners' capital                               146,088      10,185        34,815        191,088
                                                   -------------------------------------    ------------
Total liabilities and partners'                      $282,719     $16,471       $36,124       $335,314
capital/shareholder's equity
                                                   =====================================    ============

See accompanying notes.

                           Inergy, L.P. and Subsidiary

              Unaudited Pro Forma Consolidated Statement of Income
                      For the year ended September 30, 2002
                       (in thousands except per unit data)

                                                                  United
                                                                 Propane,     Pro Forma
                                                  Inergy, L.P.      Inc.     Adjustments    Pro Forma
                                                 ---------------------------------------  ------------
Revenue:
    Propane                                          $ 192,122   $  20,420         $  -     $ 212,542
    Other                                               16,578       3,338            -        19,916
                                                 ---------------------------------------  ------------
                                                       208,700      23,758            -       232,458

Cost of product sold                                   134,242      11,233            -       145,475
                                                 ---------------------------------------  ------------
Gross profit                                            74,458      12,525            -        86,983

Expenses:
    Operating and administrative                        46,057       8,463        (316)(k)     54,204
    Depreciation and amortization                       11,444       1,760         570 (f)     13,774
                                                 ---------------------------------------  ------------
Operating income                                        16,957       2,302        (254)        19,005

Other income (expense):
    Interest expense                                    (8,950)       (356)         31 (l)     (9,275)
    Gain on sale of property, plant and equipment          140           -            -           140
    Finance charges                                        115          55            -           170
    Loss on sale of marketable securities                    -          (1)          1 (m)          -
    Other                                                  140         112            -           252
                                                 ---------------------------------------  ------------
Income before income taxes                               8,402       2,112        (222)        10,292

Provision for income taxes                                  93           -                         93
                                                 ---------------------------------------  ------------
Net income                                           $   8,309   $   2,112     $  (222)     $  10,199
                                                 =======================================  ============

Partners' interest information for the year ended
September 30, 2002:
    Non-managing general partners' interest in
    net income                                       $     166                              $    204
                                                 ==============                           ============
Limited partners' interest in net income:
    Common unit interest                             $   3,391                              $  4,692
    Senior subordinated interest                         4,052                                 4,570
    Junior subordinated unit interest                      700                                   733
                                                 --------------                           ------------
Total limited partners' interest in net income       $   8,143                              $  9,995
                                                 ==============                           ============

Net income per limited partner unit - basic          $    1.22                              $   1.28
                                                 ==============                           ============
Net income per limited partner unit - diluted        $    1.20                              $   1.26
                                                 ==============                           ============
Weighted average limited partners' units outstanding:
    Basic                                                6,658                    1,144(j)      7,802
    Diluted                                              6,760                    1,144(j)      7,904

See accompanying notes.


                                     Inergy, L.P. and Subsidiary

                        Unaudited Pro Forma Consolidated Statement of Income
                               For the Nine Months Ended June 30, 2003
                                 (in thousands except per unit data)

                                                                  United
                                                                 Propane,     Pro Forma
                                                  Inergy, L.P.      Inc.     Adjustments    Pro Forma
                                                 ---------------------------------------  ------------

Revenue:
     Propane                                         $ 292,823     $  26,489      $   -     $ 319,312
     Other                                              14,998         2,693          -        17,691
                                                   -------------------------------------  ------------
                                                       307,821        29,182          -       337,003

Cost of product sold                                   227,360        15,807          -       243,167
                                                   -------------------------------------  ------------
Gross profit                                            80,461        13,375          -        93,836
Expenses:
     Operating and administrative                       44,159         9,291      (237)(k)     53,213
     Depreciation and amortization                      10,097         1,241        506(f)     11,844
                                                   -------------------------------------  ------------
Operating income                                        26,205         2,843      (269)        28,779

Other income (expense):
    Interest expense                                   (7,399)         (119)       (87)(l)    (7,605)
    Loss on sale of property, plant and equipment         (86)             -          -          (86)
    Finance charges                                        236            44          -           280
    Loss on sale of marketable securities                    -         (121)        121(m)          -
    Other                                                   99            80          -           179
                                                   -------------------------------------  ------------
Income before income taxes                              19,055         2,727      (235)        21,547

Provision for income taxes                                 102             -          -           102
                                                   -------------------------------------  ------------
Net income                                           $  18,953     $   2,727   $  (235)     $  21,445
                                                   =====================================  ============
Partners' interest information for the nine-month period ended June 30, 2003:
    Non-managing general partners' interest in net
    income                                           $     379                                $   429
                                                   ============                          ============
Limited partners' interest in net income:
    Common unit interest                              $  9,576                               $ 11,523
    Senior subordinated interest                         7,672                                  8,180
    Junior subordinated unit interest                    1,326                                  1,313
                                                   ------------                           ------------
Total limited partners' interest in net income       $  18,574                              $  21,016
                                                   ============                           ============
Net income per limited partner unit:
    Basic                                             $   2.32                               $   2.29
                                                   ============                           ============
    Diluted                                           $   2.28                               $   2.26
                                                   ============                           ============
Weighted average limited partners' units outstanding:
    Basic                                                8,022                    1,144(j)      9,166
                                                   ============                           ============
    Diluted                                              8,138                    1,144(j)      9,282
                                                   ============                           ============

See accompanying notes.

                                  Inergy, L.P.
         Notes to Unaudited Pro Forma Consolidated Financial Statements

                       Nine Months Ended June 30, 2003 and
                          Year ended September 30, 2002

(a) Reflects the gross proceeds of long-term borrowings of $2.5 million to finance the acquisition, payment to the former owner of $2.5 million, and the elimination of United cash of $12,000 not acquired in the acquisition.
(b)   Reflects marketable securities not acquired in the acquisition.
(c)   Reflects notes and loans receivable not acquired in the acquisition.
(d) Reflects elimination of $2.8 million of land and buildings, at cost, not acquired in the acquisition, $12.4 million of accumulated depreciation discussed in Note (e) and an increase of $10.4 million of United's acquired property, plant and equipment to estimated fair value.
(e) Reflects accumulated depreciation of $0.7 million on buildings and improvements not acquired in the acquisition and the elimination of remaining accumulated depreciation against property, plant and equipment, at cost.
(f) Reflects pro forma adjustment to amortizable intangible assets and pro forma depreciation and amortization based on the portion of the purchase price of United preliminarily allocated to property, plant and equipment and intangible assets, as follows:

                                                                             Depreciation and
                                                                             Amortization
                                                                             ---------------------------
                                                                             ------------- -------------
                                                                              Year Ended   Nine Months
                                                                Composite     September     Ended June
                                                    Amount       Life (a)        30,         30, 2003
                                                                                 2002
                                                 ------------- ------------- ------------- -------------
                                                 (in thousands)   (in years)        (in thousands)
Property, plant and equipment (excluding land)        $19,167         22.39          $856          $642
Amortizable intangible assets                          22,115         15.00         1,474         1,105
                                                                             ------------- -------------
                                                                                    2,330         1,747
Historical depreciation and amortization
expense of United Propane, Inc.                                                     1,760         1,241
                                                                             ------------- -------------
Pro forma adjustment to depreciation and
amortization expense                                                                 $570          $506
                                                                             ============= =============

-------------
(a)The composite life is calculated by taking the weighted average lives of the assets. Propane tanks, which were allocated $16.8 million of the $19.1 million allocated to property, plant and equipment, are depreciated over 30 years; and office furniture and equipment, vehicles and other plant equipment are depreciated over five to eight years. Goodwill recorded in the amount of $9.0 million in connection with this acquisition is not amortized in accordance with SFAS No. 142.


(g)   Reflects other assets not acquired in the acquisition.
(h)   Reflects accrued expenses not assumed in the acquisition.
(i) Reflects the elimination of United's shareholder's equity of $10.2 million.

(j) Reflects the issuance of 889,906 Inergy, L.P. common units and 254,259 Inergy, L.P. senior subordinated units to United Propane, Inc. at an average price of $39.33 per unit for a total of $45.0 million.
(k) Reflects reduction in operating costs of $0.3 million for the year ended September 30, 2002 and $0.2 million for the nine months ended June 30, 2003 from the United acquisition consisting of eliminated salary and benefits expenses of the former owner of the acquired business whose employment ceased following the acquisition. No employees were hired and no incremental costs were incurred to replace this individual or his respective duties.
(l) Reflects the adjustment to interest expense resulting from borrowings required to fund the cash portion of the purchase price and the financing of payments made immediately after closing to retire United's long-term debt and certain accrued expenses.

                                                             Year Ended        Nine Months
                                                            September 30,     Ended June 30,
                                                                2002               2003
                                                          ------------------ -----------------
                                                                    (in thousands)
Historical interest expense for United Propane, Inc.                 $(356)            $(119)
Pro forma interest expense resulting from acquisition
borrowings based on LIBOR plus the applicable spreads
(3.87% to 4.75% for the year ended September 30, 2002
and 3.03% to 4.25% for the nine months ended June 30,                   325               206
2003).
                                                          ------------------ -----------------
Pro forma adjustment to interest expense                             $ (31)             $  87
                                                          ================== =================

(m) Reflects elimination of loss on sale of marketable securities not acquired in the acquisition.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               INERGY, L.P.

                               By:  INERGY GP, LLC, its Managing General
                                     Partner


Dated: October 14, 2003        By:   /s/ R. Brooks Sherman
                                    -------------------------------
                                    R. Brooks Sherman
                                    Senior Vice President and Chief Financial
                                    Officer

                                  Exhibit Index

Exhibit Number       Description

   2.1. Asset Purchase Agreement, dated June 30, 2003, by and among Inergy, L.P., Inergy Propane, LLC, United Propane, Inc. and Robert Pascal (filed as Exhibit 2.1 to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

   2.2. Registration Rights Agreement, dated July 31, 2003, by and among Inergy, L.P., United Propane, Inc. and Robert Pascal (filed as Exhibit 2.2 to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

   2.3. Unitholder Agreement, dated July 31, 2003, by and between Inergy, L.P. and United Propane, Inc. (filed as Exhibit
                     2.3 to the Current Report on Form 8-K of Inergy, L.P. filed with the SEC on August 15, 2003, and incorporated herein by reference).

   23.1              Consent of Independent Auditors.